Exhibit 10.61

Zuffa Parent, LLC

9601 Wilshire Boulevard

Beverly Hills, CA 90210

April 19, 2021

Ariel Emanuel

[Address]

Dear Mr. Emanuel:

For purposes of this letter agreement (the “Letter Agreement”) by and between Zuffa Parent, LLC (“Zuffa”), and Ariel Emanuel (“Grantee”), reference is hereby made to that certain Profits Units Award Agreement, dated March 13, 2019 (the “Award Agreement”) by and between Zuffa, you and, for limited purposes, Endeavor Operating Company, LLC, a Delaware limited liability company (“EOC”), pursuant to which Zuffa granted you rights to receive Future Incentive Units (as defined in the Award Agreement).

Notwithstanding anything to the contrary in the Award Agreement, for good and valuable consideration (including Zuffa and EOC’s consummation of those certain transactions contemplated by the Transaction Agreement between EOC and certain holders of equity interests in Zuffa (the “UFC Buyout”) and the benefits to you in connection therewith), the receipt and sufficiency of which are hereby acknowledged, Zuffa, EOC and Grantee hereby acknowledge and agree that (a) Grantee will be entitled to a grant of Future Incentive Awards with a value equal to $12,500,000 following the UFC Buyout and the initial public offering of EOC (the “IPO”) with respect to the achievement of Zuffa of one Applicable Future Incentive Threshold (as defined in the Award Agreement), (b) other than as set forth in subsection (a), (i) Grantee is not entitled to (and is not expected to be entitled to) any Future Incentive Awards in connection with the UFC Buyout or the IPO or any transactions related thereto and (ii) effective as of immediately prior to the closing of the IPO, the Award Agreement is terminated and all of Grantee’s rights to receive Future Incentive Units are hereby cancelled and forfeited without any payment owed to Grantee therefor. Grantee hereby (A) unconditionally, irrevocably and absolutely releases and forever discharges Zuffa, EOC and their affiliates from any claims or liabilities arising from, relating to, or in any way connected with the Award Agreement or the Future Incentive Units or any other rights in respect thereof (other than as set forth in subsection (a) above) and (B) represents that he has not assigned or transferred, or purported to assign or transfer, the Future Incentive Units (or any interest therein) to any other person or entity.

This Letter Agreement has been duly executed and delivered to Grantee and shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. This Letter Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions and preliminary agreements. This Letter Agreement may not be amended except in writing executed by the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have caused this Letter Agreement to be executed as of the date first above written.

ZUFFA PARENT, LLC

By:
Its Authorized Signatory

ENDEAVOR OPERATING COMPANY, LLC

By:
Its Authorized Signatory

ARIEL EMANUEL

[Signature Page to Amendment to Profit Units Award Agreement]